As filed with the Securities and Exchange Commission on July 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0542208
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

13131 Dairy Ashford Rd., Suite 500

Sugar Land, Texas 77478

(713) 860-1500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mary Newman, Esq.

Chief Administrative Officer, General Counsel and Secretary

13131 Dairy Ashford Rd., Suite 500

Sugar Land, Texas 77478

(713) 860-1500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Brian Fenske

Norton Rose Fulbright US LLP

1550 Lamar Street, Suite 2000

Houston, Texas 77010

(713) 651-5151

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

IES Holdings, Inc.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

We may offer from time to time the securities noted above. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference therein, carefully before you invest.

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “IESC.” On July 1, 2026, the last reported sale price of our common stock on Nasdaq was $699.98 per share.

We may sell the securities offered under this prospectus through agents; through one or more underwriters or dealers; directly to one or more purchasers; or through a combination of any of these methods of sale. For each offering of securities under this prospectus, we will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation, in the related prospectus supplement. See “Plan of Distribution.”

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 12 of our annual report on Form 10-K for the fiscal year ended September 30, 2025 which is incorporated by reference herein, as well as those risks contained or incorporated by reference in the applicable prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

Unless we have indicated otherwise, references in this prospectus to:

●	the “Company,” “we,” “us” and “our” refer to IES Holdings, Inc., a Delaware corporation, and its existing or future consolidated subsidiaries, as the context requires; and

●	the “securities” refer collectively to the common stock, preferred stock, debt securities, and warrants offered by the Company.

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SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus includes certain statements that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance or achievements. There are a number of important factors that could cause our actual results to differ materially from those results anticipated by our forward-looking statements, which include, but are not limited to, those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K.

We do not undertake any obligation to update or revise any of the forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements or to conform these statements to actual results.

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THE COMPANY

IES Holdings, Inc. designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing and commercial and industrial facilities. Our operations are organized into four business segments, based upon the nature of our services:

●Communications - Nationwide provider of technology infrastructure services, including the design, build, and maintenance of the communications infrastructure within data centers for co-location and managed hosting customers, for both large corporations and independent businesses.

●Residential - Regional provider of electrical installation services for single-family housing and multi-family apartment complexes, as well as heating, ventilation and air conditioning (HVAC) and plumbing installation services in certain markets.

●Infrastructure Solutions - Provider of electro-mechanical solutions for industrial operations, including apparatus repair and custom-engineered products, such as generator enclosures used in data centers and other industrial applications.

●Commercial & Industrial - Provider of electrical and mechanical design, construction, and maintenance services to the commercial and industrial markets in various regional markets and nationwide in certain areas of expertise, such as the power infrastructure market and data centers.

While sharing common goals and values, each of the Company’s segments manages its own day-to-day operations. Our corporate office is focused on significant capital allocation decisions, investment activities and selection of segment leadership. The corporate office also assists with strategic and operational improvement initiatives, talent development, sharing of best practices across the organization and the establishment and monitoring of risk management practices within our segments.

IES Holdings, Inc. is a Delaware corporation established in 1997. Our principal executive offices are located at 13131 Dairy Ashford Rd., Suite 500, Sugar Land, Texas 77478 and our telephone number is (713) 860-1500. Our website address is www.ies-co.com. Information contained on our website does not constitute part of this prospectus.

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RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or other filings that we make with the SEC which are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” below.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement in connection with a particular offering, the net proceeds from the sale of the securities will be used for general corporate purposes.

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DESCRIPTION OF CAPITAL STOCK

The following is a description of the capital stock of the Company. This description does not describe every aspect of the Company’s capital stock and is subject to, and qualified in its entirety by reference to, the provisions of our Second Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) and Amended and Restated Bylaws (the “bylaws”). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the full text of our certificate of incorporation and bylaws, copies of which are filed with the SEC as exhibits to the Annual Report on Form 10-K on which this Description of Capital Stock forms a part as Exhibits 3.1 and 3.4, respectively. The summary is also subject to the General Corporation Law of the State of Delaware (the “DGCL”). The summary is not complete.

Authorized Capital Stock

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2026, we had 22,049,529 shares of common stock issued, 19,923,887 shares of common stock outstanding and no shares of preferred stock issued or outstanding.

Common Stock

Dividend Rights

Subject to the rights of any then-outstanding shares of preferred stock, holders of Common Stock are entitled to participate in dividends declared in the discretion of the board of directors out of funds legally available therefor.

Voting Rights

Subject to the provisions of any outstanding series of preferred stock, the holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors. Our common stockholders are not entitled to vote cumulatively for the election of directors. Holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election.

Preemptive Rights

Holders of Common Stock have no preemptive rights to purchase shares of the Company’s stock. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company.

Liquidation Rights

Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

Miscellaneous

All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

We have authorized 10,000,000 shares of undesignated preferred stock. Our board of directors has the authority to issue shares of this preferred stock, from time to time, on terms that it may determine, in one or more series, and to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any further action or vote by the stockholders, to the fullest extent permitted by the DGCL. Any series of preferred stock and the terms thereof may be set forth in a certificate of designation to our certificate of incorporation providing for the issuance of the preferred stock as adopted by our board of directors or a duly authorized committee thereof. The issuance of shares of our undesignated preferred stock could have the effect of decreasing the market price of our common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of common stock. We have no present intention to issue shares of our undesignated preferred stock.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.

All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Equiniti Trust Company, LLC.

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DESCRIPTION OF DEBT SECURITIES

The following description sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Other terms, and the particular terms of a specific series of debt securities (which may differ from the terms described below), will be described in the prospectus supplement relating to that series. The debt securities will be senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture (the “Senior Indenture”) to be entered into among us and a trustee named in the applicable prospectus supplement, as trustee (the “Senior Trustee”), and the subordinated debt securities will be issued under a separate indenture (the “Subordinated Indenture”) to be entered into among us and a trustee to be named in the applicable prospectus supplement, as trustee (the “Subordinated Trustee”). The term “Trustee” used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the “Indentures” and individually as “Indenture.” The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and may be supplemented from time to time following execution. Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures.

General

The debt securities will be our direct obligations. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related Indenture, which may include (without limitation) the following:

●	the title and series of the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the price or prices at which the debt securities will be issued;

●	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

●	the interest rate or rates (which may be fixed, variable or a combination thereof) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

●	if applicable, the date or dates from which interest on the debt securities will accrue or the method or methods by which the date or dates are to be determined, the interest payment dates, the date or dates on which payment of interest will commence and the regular record dates for any interest payable on such interest payment dates;

●	the provisions, if any, relating to any security provided for the debt securities;

●	if any of our direct or indirect subsidiaries will guarantee the debt securities;

●	if applicable, the date after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or at the option of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

●	the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security and any additional information related to the global debt securities;

●	the denomination or denominations of debt securities;

●	whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of such bearer debt securities (including exchange for registered debt securities of the same series);

●	information with respect to book-entry procedures;

●	whether any of the debt securities will be issued as original issue discount securities;

●	each office or agency where, subject to the terms of the Indenture, the debt securities may be presented for registration of transfer or exchange;

●	if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

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●	if other than the Trustee, the identity of each security registrar, paying agent and authenticating agent; and

●	any other terms of the debt securities.

Covenants

Under the Indentures, we will agree to:

●	pay the principal of, interest and any premium on, the debt securities when due;

●	maintain a place of payment;

●	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium;

●	deliver a certificate to the trustee at the end of each fiscal year reviewing our obligations under the Indentures; and

●	preserve and keep in full force and effect our existence, rights and franchises.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an Indenture with respect to any series of debt securities issued under that Indenture:

●	failure to pay principal of (or premium, if any, on) any debt security of the series when due;

●	failure to deposit a sinking fund payment or any other such analogous required payment, if any, when due by the terms of a debt security of the series;

●	failure to pay any interest on any debt security of the series when due, continued for 30 days;

●	failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

●	certain events in bankruptcy, insolvency or reorganization affecting us; and

●	any other Event of Default set forth in the applicable Indenture or supplemental indenture relating to the debt securities of that series.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an Indenture. The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, void the declaration.

Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request or direction of any holders of debt securities then outstanding under that Indenture, unless such holders shall have offered to the applicable Trustee reasonable indemnity. In general, such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the applicable Trustee for any series of debt securities.

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Defeasance

When we use the term “defeasance,” we mean a discharge from some or all of our obligations under the applicable Indenture. We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance or to be released from covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time after we deposit with the applicable trustee sufficient cash or government securities to pay the principal, any interest or premium and any other sums due on the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the applicable Indenture, except for certain obligations, including obligations to register the transfer or exchange of debt securities, to replace lost, stolen or mutilated debt securities, to pay principal and any premium or interest on the originally-stated due dates and certain other obligations set forth in the Indenture.

We may discharge our obligations under the Indentures or be released from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the trustee an opinion of our legal counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in U.S. federal income tax law since the date of the Indenture. No Event of Default with respect to the debt securities discharged shall have occurred or be continuing on the date of the deposit in furtherance of defeasance.

Subordination

Debt securities of a series issued under the Subordinated Indenture may be subordinated to our “Senior Indebtedness,” which we define generally as money borrowed, including guarantees, by us, including all money borrowed under our then-current credit facility, or, if applicable to any series of outstanding debt securities, by our subsidiaries and guaranteed by us that is not expressly subordinate or junior in right of payment to any of our or, if applicable, any of our subsidiary’s other indebtedness. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture, the related supplemental indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and, if applicable, that of any of our subsidiaries that is designated as “Senior Indebtedness” with respect to the series. Under any Subordinated Indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness. The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

●	of any insolvency, bankruptcy or similar proceeding involving us or our property until payment in full of the Senior Indebtedness; or

●	we fail to pay the principal, interest, premium, if any, or any other amounts on any Senior Indebtedness when due or during the continuance of certain defaults on any Senior Indebtedness unless such payments are approved by the representatives of all forms of the Senior Indebtedness.

Any Subordinated Indenture will not limit the amount of Senior Indebtedness that we may incur.

No Personal Liability of Officers, Directors, Employees or Stockholders

No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the debt securities by reason of his, her or its status as such.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States Federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;
●	through dealers;
●	through agents;
●	directly to purchasers; or
●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

●	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

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LEGAL MATTERS

Legal matters in connection with this offering, including the validity of the offered securities, are being passed upon for us by Norton Rose Fulbright US LLP.

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EXPERTS

The consolidated financial statements of IES Holdings, Inc. and subsidiaries appearing in IES Holdings, Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2025, and the effectiveness of IES Holdings, Inc. and subsidiaries’ internal control over financial reporting as of September 30, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. In addition, we maintain a website where you can find additional information. The address of our website is www.ies-co.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering material.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on November 21, 2025 (the “Annual Report on Form 10-K”);

●	Quarterly Reports on Form 10-Q, filed with the SEC on January 30, 2026 and May 1, 2026;

●	Current Reports on Form 8-K, filed with the SEC on November 12, 2025 and February 20, 2026; and

●	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 7, 2026 and our Definitive Proxy Statement Supplement filed on February 3, 2026, that are incorporated by reference into our annual report on Form 10-K for the fiscal year ended September 30, 2025.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to the Company’s Corporate Secretary, 13131 Dairy Ashford Rd, Suite 500, Sugar Land, Texas 77478; Tel.: (713) 860-1500; E-mail: investor.relations@ies-co.com.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	$	*
Printing		†
Legal fees and expenses (including Blue Sky fees)		†
Accounting fees and expenses		†
Miscellaneous		†

TOTAL	$

*	Omitted because the registration fee is being deferred pursuant to Rules 456(b) and 457(r) of the Securities Act and will be paid at the time of any particular offering of securities under this registration statement, and is therefore not estimable at this time.

†	Omitted because estimates are not currently available, as these fees and expenses are incurred in connection with the issuance of securities and will vary based on the securities offered and the number of issuances. The estimated aggregate expenses of any offering will be set forth in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 11 of the Registrant’s Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a director for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, (iv) for any transaction from which the director or officer derived an improper personal benefit or (v) for an officer in any action by or in the right of the corporation. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed forms of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

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Item 16. Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1*	Form of Underwriting Agreement.

4.1	Second Amended and Restated Certificate of Incorporation of IES Holdings, Inc., as amended by the Certificate of Amendment thereto, effective May 24, 2016 (composite). (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed August 8, 2016).

4.2	Amended and Restated Bylaws of IES Holdings, Inc., effective April 28, 2021 (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on April 30, 2021).

4.3	Specimen common stock certificate. (Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed December 9, 2016).

4.4*	Form of Senior Indenture.

4.5*	Form of Senior Note.

4.6*	Form of Subordinated Indenture.

4.7*	Form of Subordinated Note.

4.8*	Form of Warrant Agreement.

5.1	Opinion of Norton Rose Fulbright US LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Norton Rose Fulbright US LLP. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement).

25.1†	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2†	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

107	Fee Table.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

†	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 2, 2026.

IES HOLDINGS, INC.

By:	/s/ Matthew J. Simmes
Name:	Matthew J. Simmes
Title:	Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below authorizes and appoints Matthew A. Simmes, Tracy A. McLauchlin and Mary K. Newman, and each of them individually, as his or her attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities that are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

Signature	Title	Date

/s/ Matthew J. Simmes	Chief Executive Officer and President, Director	July 2, 2026
Matthew J. Simmes	(Principal Executive Officer)

/s/ Tracy A. McLauchlin	Senior Vice President, Chief Financial Officer	July 2, 2026
Tracy A. McLauchlin	(Principal Financial Officer) (Principal Accounting Officer)

/s/ Jeffrey L. Gendell	Executive Chairman, Director	July 2, 2026
Jeffrey L. Gendell

/s/ Jennifer A. Baldock	Director	July 2, 2026
Jennifer A. Baldock

/s/ Todd M. Cleveland	Director	July 2, 2026
Todd M. Cleveland

/s/ John L. Fouts	Director	July 2, 2026
John L. Fouts

/s/ David B. Gendell	Director	July 2, 2026
David B. Gendell

/s/ Kelly C. Janzen	Director	July 2, 2026
Kelly C. Janzen

/s/ Joe D. Koshkin	Director	July 2, 2026
Joe D. Koshkin

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